SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 27, 2012
 Date of Report (date of earliest event reported):

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

CLX MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Colorado 000-09392 84-0749623

(State or other (Commission (I.R.S. Employer Identification No.)

jurisdiction of File Number)

incorporation)

1125 NE 125th St., Suite 101, North Miami, FL 33161

(Address of principal executive offices)(Zip Code)

877-777-3735

Registrant's telephone number, including area code:

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 1- Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On January 31, 2012, CLX Medical, Inc., a Colorado corporation (the “Company”), and Craig Fischer entered into an Employment Agreement under which the Company shall employ Craig Fischer as President and Chief Executive Officer of the Company. Mr. Fischer shall receive an annual salary of $120,000.00 per year (“Base Salary”), which shall accrue but not be payable until the Company raises adequate financing or generates sufficient funds to support operations and growth, in addition to paying Mr. Fischer’s Base Salary. Until the Company is positioned to pay the Base Salary in cash, Mr. Fischer shall have the option to convert, on a monthly basis, any accrued but unpaid salary into a 3% Promissory Note with a 12-month maturity date. In addition to the Base Salary, Mr. Fischer shall be granted common stock options equal to 5% of the issued and outstanding common stock on February 1, 2012, which is deemed the grant date, vesting as follows:

    2% shall be fully vested on February 1, 2012
    3% shall be fully vested on May 1, 2012
    3.5% shall be fully vested on August 1, 2012
    4.5% shall be fully vested on November 1, 2012
    5% shall be fully vested on February 1, 2013

The term of the contract one year, terminating January 31, 2013.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 27, 2012, Fredric S. Durham resigned from his positions as Chairman of the Board of Directors (the “Board”), President, Chief Executive Officer and Secretary and Alex Marchant resigned from his positions as a director, Chief Financial Officer and Treasurer of the Company. Neither Mr. Durham’s nor Mr. Marchant’s resignation from the Board occurred in connection with any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

On January 31, 2012, the Company appointed Craig Fischer as President and Chief Executive Officer of the Company. Craig Fischer is currently the President of Brucemark Petroleum, Inc., having served since Oct. 2011. Mr. Fischer was formerly president of the sales division of MDM Energy, Inc., an independent energy company, where he was responsible for the day to day operations of the company and reported directly to the company’s CEO, as well as working as a liaison to the geological and engineering field staff and managing the company’s marketing efforts. Mr. Fischer left MDM to focus his efforts towards assisting private and public companies with customer relations and designing effective marketing strategies. Mr. Fischer currently helps directly and indirectly with numerous public companies, private companies, and IR and PR companies in their efforts to better communicate their market and communication strategies to the public and financial communities.

The Board does not expect to name Mr. Fischer to any committee of the Board at this time. To the extent that any information called for in Item 404(a) of Regulation S-K is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four days from when such information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2012

CLX Medical, Inc.

By:	/s/ Jose Chavez
Director